UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 23, 2011
CONEXANT SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	000-24923 (Commission File Number)	25-1799439 (I.R.S. Employer Identification No.)

4000 MacArthur Boulevard Newport Beach, California (Address of principal executive offices)	92660 (Zip Code)
Registrant’s telephone number, including area code: 949-483-4600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 23, 2011, substantially concurrently with the termination of the SMSC Agreement (as defined below in Item 1.02 of this Current Report on Form 8-K), Conexant Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Gold Merger Agreement”) with Gold Holdings, Inc., a Delaware corporation (“Parent”), and Gold Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Gold Merger Agreement and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Gold Merger”), with the Company surviving as a wholly owned subsidiary of Parent. The Board of Directors of the Company has approved the Gold Merger Agreement and the transactions contemplated thereby, including the Gold Merger, and has recommended that the stockholders of the Company vote in favor of adoption of the Gold Merger Agreement.
Gold Merger Agreement
     Subject to the terms and conditions of the Gold Merger Agreement, each outstanding share of the Company’s common stock at the effective time of the Gold Merger (the “Effective Time”) will be converted into the right to receive $2.40 (the “Gold Merger Consideration”) in cash, without interest and subject to any applicable withholding tax. The Gold Merger Agreement provides that any options that are outstanding and unexercised at the Effective Time will be cancelled and converted into the right to receive, with respect to each such option, an amount of cash equal to the excess, if any, of the Gold Merger Consideration over the exercise price per share under the option for each share subject to such option. Any option with an exercise price greater than or equal to the Gold Merger Consideration shall be cancelled without consideration and be of no further force and effect. In addition, at the Effective Time, the vesting of each share of restricted stock will be accelerated, and each such share will be cancelled and converted into the right to receive the Gold Merger Consideration.
     Each restricted stock unit that, as of the Effective Time, is outstanding and either (1) vested, (2) held by a non-employee director of the Company, or (3) held by a management-level employee of the Company at the rank of senior vice president or above will be cancelled and converted into the right to receive, with respect to each such unit, an amount of cash equal to the Gold Merger Consideration. With respect to each restricted stock unit that, as of the Effective Time, is outstanding and held by an employee of the Company and that is not otherwise described above, the holder of such restricted stock unit will be entitled to receive with respect to each restricted stock unit on the date that the restricted stock unit would have otherwise vested had the Effective Time not occurred an amount of cash equal to the Gold Merger Consideration; provided that such payment will only be required if (a) the employee continues to be employed continuously by the surviving corporation through and including the original vesting date of such restricted stock units and (b) the employee has not otherwise been issued or granted any incentive compensation following the Effective Time (but prior to such original vesting date) that was intended as an appropriate replacement for such restricted stock units. All other restricted stock units will be cancelled without consideration and be of no further force and effect.
     The Gold Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Gold Merger is consummated. The Company has also agreed not to solicit, encourage or initiate discussions with third parties regarding other proposals to acquire the Company and to certain other restrictions on its ability to respond to such proposals. The Gold Merger Agreement also includes customary termination rights for both the Company and Parent, including the right of the Company to terminate the Gold Merger Agreement to accept a Superior Proposal (as defined in the Gold Merger Agreement) subject to the terms and conditions set forth in the Gold Merger Agreement. Under certain circumstances specified in the Gold Merger Agreement, the Company may be required to pay to Parent in connection with the termination of the Gold Merger Agreement a termination fee of $7.7 million and/or an amount equal to Parent’s expenses, not to exceed $1 million, incurred in connection with the transactions contemplated by the Gold Merger Agreement.
     The completion of the Gold Merger is subject to customary conditions, including, among other things, (1) the affirmative vote of a majority of the outstanding shares of the Company’s common stock in favor of the adoption of the Gold Merger Agreement, (2) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any other applicable foreign antitrust laws, (3) the absence of any law or order prohibiting the consummation of the Gold Merger and (4) the absence of any material adverse effect with respect to the Company during the interim period between the execution of the Gold Merger Agreement and consummation of the Gold Merger.
     The Gold Merger is not subject to a financing condition. Prior to the Company’s execution of the Gold Merger Agreement, Parent entered into, and provided a copy to the Company of, an equity commitment letter with an affiliate of Parent in support of Parent’s payment and other obligations under the Gold Merger Agreement.
     The foregoing description of the Gold Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Gold Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.
     The Gold Merger Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Parent, contains representations and warranties of each of the Company, Parent and Merger Sub. The assertions embodied in those representations and warranties were made for purposes of the Gold Merger Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Gold Merger Agreement, including information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Gold Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Gold Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 1.02 Termination of a Material Definitive Agreement.
     On February 23, 2011, the Company (i) terminated its previously announced Agreement and Plan of Merger, dated January 9, 2011 (the “SMSC Agreement”), with Standard Microsystems Corporation, a Delaware corporation (“SMSC”), and Comet Acquisition Corp., a Delaware corporation and wholly owned subsidiary of SMSC, and (ii) paid the termination fee of $7.7 million to SMSC pursuant to the terms of the SMSC Agreement.
Additional Information About the Gold Transaction
     The Company will file a proxy statement and other relevant documents concerning the proposed transaction with Gold Holdings, Inc. (the “Gold Transaction”) with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be mailed to stockholders of the Company. Investors and stockholders of the Company are urged to read the proxy statement and any other relevant documents when they become available because they will contain important information about the Gold Transaction. You may obtain a free copy of the proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or by accessing the Company’s website at www.conexant.com and clicking on the “Investors” link and then clicking on the link for “Financial Information” and then clicking on the link for “SEC Filings”.
Participants in the Gold Transaction
     The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Gold Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Gold Transaction, including the interests of such participants in the Gold Transaction, will be set forth in the proxy statement when it is filed with the SEC. You can find information about the Company’s executive officers and directors in the Company’s definitive proxy statement filed with the SEC on December 10, 2010. You can obtain free copies of these documents from the Company using the contact information above.

Item 8.01 Other Events.
     On February 23, 2011, the Company issued a press release announcing the execution of the Gold Merger Agreement and the termination of the SMSC Agreement, a copy of which press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

2.1	Agreement and Plan of Merger, dated February 20, 2011, among the Company, Parent and Merger Sub.*
99.1	Press Release issued by the Company on February 23, 2011.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONEXANT SYSTEMS, INC. (Registrant)
Date: February 23, 2011	By:	/s/ Mark Peterson
Mark Peterson
Senior Vice President, Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 20, 2011, among the Company, Parent and Merger Sub.*
99.1	Press Release issued by the Company on February 23, 2011.

*	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.